Exhibit 99.1

Owl Rock Capital Corp. Reports Third Quarter Net Investment Income Per Share of $0.33 and
NAV Per Share of $14.95

NEW YORK — November 3, 2021 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $130.5 million, or $0.33 per share, and net income of $142.9 million, or $0.36 per share, for the third quarter ended September 30, 2021. Reported net asset value per share was $14.95 at September 30, 2021 as compared to $14.90 at June 30, 2021.

“We are very pleased to report strong results this quarter. We experienced a record level of both originations and repayments and were able to seamlessly redeploy capital from those repaid investments into equally attractive new investments,” commented Craig W. Packer, Chief Executive Officer of Owl Rock Capital Corporation. “We are very proud of where our portfolio stands today and to achieve the important milestone of earning our dividend from net investment income this quarter with continued strong credit performance.”

The Company’s Board of Directors has declared a fourth quarter 2021 dividend of $0.31 per share for stockholders of record as of December 31, 2021, payable on or before January 31, 2022.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended September 30, 2021, new investment commitments totaled $2,794.0 million across 21 new portfolio companies and 13 existing portfolio companies. This compares to $1,578.1 million for the three months ended June 30, 2021 across 16 new portfolio companies and 12 existing portfolio companies.

For the three months ended September 30, 2021, the principal amount of new investments funded was $2,292.6 million. For this period, the Company had $2,094.4 million aggregate principal amount in exits and repayments.

For the three months ended June 30, 2021, the principal amount of new investments funded was $1,405.6 million. For this period, the Company had $742.7 million aggregate principal amount in exits and repayments.

As of September 30, 2021 and June 30, 2021, the Company had investments in 130 and 129 portfolio companies with an aggregate fair value of $12.1 billion and $11.9 billion, respectively. As of September 30, 2021, the average investment size in each portfolio company was $93.2 million based on fair value.

As of September 30, 2021, based on fair value, our portfolio consisted of 77.0% first lien senior secured debt investments, 14.5% second lien senior secured debt investments, 1.6% unsecured notes, 1.5% preferred equity investments, 3.5% common equity investments and 1.9% investment funds and vehicles.

As of June 30, 2021, based on fair value, our portfolio consisted of 76.2% first lien senior secured debt investments, 16.5% second lien senior secured debt investments, 1.6% unsecured notes, 1.5% preferred equity investments, 2.8% common equity investments and 1.4% investment funds and vehicles.

As of September 30, 2021 and June 30, 2021, based on fair value, approximately 91.5% and 92.7% of the portfolio was invested in secured debt, respectively. As of September 30, 2021, 99.9% of our debt investments based on fair value in our portfolio were at floating rates.

As of September 30, 2021 and June 30, 2021, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts)1 was 7.9% and 8.0%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts)1 was 7.9% and 8.0%, respectively.

[1]

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending cost or fair value.  In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized. Prior to 9/30/2021, non-stated rate income producing investments were computed based on (a) the IRR on the measurement date, divided by (b) the ending cost or fair value. As of June 30, 2021, weighted average total yield of accruing debt and income producing securities at fair value and cost was reported at 8.3% and 8.2%, respectively.

As of September 30, 2021, 2 investments with an aggregate fair value of $44.6 million were on non-accrual status, representing 0.4% of the total fair value of the portfolio.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 2021

Investment Income

Investment income increased to $269.2 million for the three months ended September 30, 2021 from $187.1 million for the three months ended September 30, 2020, primarily due to an increase in our investment portfolio. Included in interest income is dividend income, which increased period over period, and other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Period over period, income generated from these other fees also increased, which is attributed to the increase in repayment activity.

Expenses

Total expenses increased to $137.0 million for the three months ended September 30, 2021 from $60.8 million, after the effect of the management and incentive fee waivers, for the three months ended September 30, 2020, primarily due to expiration of the management and incentive fee waivers in October 2020 and an increase in management fees and interest expense. Management fees increased period over period due to an increase in assets. The increase in interest expense was primarily driven by an increase in average daily borrowings, offset by a decrease in the average interest rate period over period.

Liquidity and Capital Resources

As of September 30, 2021, we had $794.7 million in cash and restricted cash, $7.0 billion in total principal value of debt outstanding, and $1.6 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 2.9% and 3.0% for the three months ended September 30, 2021 and June 30, 2021, respectively. Ending debt to equity was 1.06x and 1.00x for the three months ended September 30, 2021 and June 30, 2021, respectively.

Conference Call and Webcast Information

Conference Call Information:

The conference call will be broadcast live on November 4, 2021 at 10:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast. For a slide presentation that complements the earnings conference call, please visit the Events & Presentations page of the Investor Resources section of ORCC's website.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1 (888) 440-4182
•	International: (646) 960-0653
•	Conference ID: 7406736

All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below:

•	Domestic: 1 (800) 770-2030
•	International: (647) 362-9199
•	Conference ID: 7406736

Financial Highlights

	For the three months ended
($ in thousands except per share data)	September 30, 2021	June 30, 2021	September 30, 2020
Investments at Fair Value	$12,110,098	$11,906,872	$9,918,302
Total Assets	$13,075,878	$12,635,426	$10,234,261
Net Asset Value Per Share	$14.95	$14.90	$14.67

Investment Income	$269,191	$249,015	$187,059
Net Investment Income	$130,499	$119,129	$127,437
Net Income	$142,851	$150,180	$216,047

Net Investment Income Per Share	$0.33	$0.30	$0.33
Net Realized and Unrealized Gains (and Losses) Per Share	$0.03	$0.08	$0.23
Net Income Per Share	$0.36	$0.38	$0.56
Distributions Declared from Net Investment Income Per Share	$0.31	$0.31	$0.39

Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value(1)	7.9%	8.0%	8.0%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost(1)	7.9%	8.0%	7.9%
Percentage of Debt Investment Commitments at Floating Rates	99.9%	99.9%	98.8%

________________

(1)

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending cost or fair value.  In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized. Prior to 9/30/2021, non-stated rate income producing investments were computed based on (a) the IRR on the measurement date, divided by (b) the ending cost or fair value. As of June 30, 2021, weighted average total yield of accruing debt and income producing securities at fair value and cost was reported at 8.3% and 8.2%, respectively. As of September 30, 2020, weighted average total yield of accruing debt and income producing securities at fair value and cost was reported at 8.1% and 8.0%, respectively.

consolidated statements of ASSETS and LIABILITIES

($ in thousands except per share data)	September 30, 2021 (Unaudited)	December 31, 2020
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,547,197 and $10,653,613, respectively)	$11,584,751	$10,569,691
Controlled, affiliated investments (amortized cost of $527,704 and $275,105, respectively)	525,347	272,381
Total investments at fair value (amortized cost of $12,074,901 and $10,928,718, respectively)	12,110,098	10,842,072
Cash (restricted cash of $14,217 and $8,841, respectively)	779,581	347,917
Foreign cash (cost of $15,326 and $9,641, respectively)	15,148	9,994
Interest receivable	62,377	57,108
Receivable for investments sold	77,426	6,316
Receivable from a controlled affiliate	4,127	2,347
Prepaid expenses and other assets	27,121	38,603
Total Assets	$13,075,878	$11,304,357
Liabilities
Debt (net of unamortized debt issuance costs of $114,874 and $91,085, respectively)	$6,934,942	$5,292,722
Distribution payable	121,877	152,087
Management fee payable	45,583	35,936
Incentive fee payable	27,682	19,070
Payables to affiliates	5,399	6,527
Accrued expenses and other liabilities	63,403	51,581
Total Liabilities	7,198,886	5,557,923
Commitments and contingencies
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 393,152,554 and 389,966,688 shares issued and outstanding, respectively	3,931	3,900
Additional paid-in-capital	5,985,429	5,940,979
Total distributable earnings (losses)	(112,368)	(198,445)
Total Net Assets	5,876,992	5,746,434
Total Liabilities and Net Assets	$13,075,878	$11,304,357
Net Asset Value Per Share	$14.95	$14.74

consolidated statements of operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands except per share data)	2021	2020	2021	2020
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$241,966	$179,597	$686,314	$561,236
Dividend Income	10,600	2,688	19,924	3,608
Other income	7,942	2,507	15,559	10,473
Total investment income from non-controlled, non-affiliated investments	260,508	184,792	721,797	575,317
Investment income from controlled, affiliated investments:
Interest income	1,392	—	4,033	—
Dividend income	7,128	2,267	13,469	6,716
Other Income	163	—	480	—
Total investment income from controlled, affiliated investments	8,683	2,267	17,982	6,716
Total Investment Income	269,191	187,059	739,779	582,033
Expenses
Interest expense	56,516	37,391	159,037	110,533
Management fee	45,586	36,460	131,703	104,852
Performance based incentive fees	27,682	22,302	74,727	70,500
Professional fees	3,849	3,330	10,966	9,782
Directors' fees	239	179	757	633
Other general and administrative	3,140	1,659	7,302	5,564
Total Operating Expenses	137,012	101,321	384,492	301,864
Management and incentive fees waived	—	(40,531)	—	(122,925)
Net Operating Expenses	137,012	60,790	384,492	178,939
Net Investment Income (Loss) Before Taxes	132,179	126,269	355,287	403,094
Income tax expense (benefit), including excise tax expense (benefit)	1,680	(1,168)	3,004	239
Net Investment Income (Loss) After Taxes	$130,499	$127,437	$352,283	$402,855
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$14,475	$80,619	$133,961	$(196,001)
Income tax (provision) benefit	(4,383)	—	(8,605)	—
Controlled affiliated investments	985	4,615	367	(3,536)
Translation of assets and liabilities in foreign currencies	(796)	3,113	(3,716)	3,237
Total Net Change in Unrealized Gain (Loss)	10,281	88,347	122,007	(196,300)
Net realized gain (loss):
Non-controlled, non-affiliated investments	2,018	2,537	(24,656)	2,885
Foreign currency transactions	53	(2,274)	1,242	(2,364)
Total Net Realized Gain (Loss)	2,071	263	(23,414)	521
Total Net Realized and Change in Unrealized Gain (Loss)	12,352	88,610	98,593	(195,779)
Net Increase (Decrease) in Net Assets Resulting from Operations	$142,851	$216,047	$450,876	$207,076
Earnings Per Share - Basic and Diluted	$0.36	$0.56	$1.15	$0.53
Weighted Average Shares Outstanding - Basic and Diluted	392,715,513	386,534,213	391,893,306	388,474,850

portfolio and investment activity

	For the Three Months Ended September 30,
($ in thousands)	2021	2020(3)
New investment commitments
Gross originations	$3,257,404	957,015
Less: Sell downs	(463,419)	(113,404)
Total new investment commitments	$2,793,985	$843,611
Principal amount of investments funded:
First-lien senior secured debt investments	$2,154,036	$483,756
Second-lien senior secured debt investments	71,000	121,592
Unsecured debt investments	—	41,463
Preferred equity investments	975	—
Common equity investments	8,820	—
Investment funds and vehicles	57,750	—
Total principal amount of investments funded	$2,292,581	$646,811
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(1,815,765)	$(44,711)
Second-lien senior secured debt investments	(278,613)	(3,517)
Unsecured debt investments	—	—
Preferred Equity investments	—	—
Common Equity investments	—	—
Investment funds and vehicles	—	—
Total principal amount of investments sold or repaid	$(2,094,378)	$(48,228)
Number of new investment commitments in new portfolio companies(1)	21	8
Average new investment commitment amount	104,913	$90,138
Weighted average term for new debt investment commitments (in years)	5.7	6.1
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	0.0%	0.0%
Weighted average interest rate of new debt investment commitments(2)	7.1%	8.2%
Weighted average spread over LIBOR of new floating rate debt investment commitments	6.2%	7.2%

________________

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)	Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.13% and 0.23% as of September 30, 2021 and 2020, respectively.
(3)	As of September 30, 2020, preferred equity investments and common equity investments were reported in aggregate as equity investments.

ABOUT OWL ROCK CAPITAL CORPORATION

Owl Rock Capital Corporation (NYSE: ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of September 30, 2021, ORCC had investments in 130 portfolio companies with an aggregate fair value of $12.1 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Owl Rock, a division of Blue Owl.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-651-4705

orccir@blueowl.com

Media Contact:

Prosek Partners

David Wells / Josh Clarkson

pro-blueowl@prosek.com